Exhibit 10.26

GLOBAL SPIN-OFF AMENDMENT TO EQUITY AWARD AGREEMENTS

(L-3 Employees and Directors)

This Amendment (“Amendment”), with respect to stock options, restricted stock units and/or performance units previously granted by L-3 Communications Holdings, Inc. (“L-3”) to an employee or director of L-3 or its subsidiaries (a “Participant”), is dated as of July 18, 2012.

WHEREAS, L-3 granted stock options, restricted stock units and/or performance units to the Participant pursuant to one or more award agreements (“Award Agreements”) under the L-3 Communications Holdings, Inc. 1997 Option Plan for Key Employees, the L-3 Communications Holdings, Inc. Amended and Restated 1999 Long Term Performance Plan, the L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan, the L-3 Communications Holdings, Inc. Amended and Restated 1998 Directors Stock Option Plan for Non-Employee Directors, and/or the L-3 Communications Holdings, Inc. Amended and Restated 2008 Directors Stock Incentive Plan (collectively, including any predecessor versions of such plans, the “L-3 Equity Plans”);

WHEREAS, on July 12, 2011, the board of directors of L-3 (the “Board”) determined to pursue a plan to separate certain businesses within the L-3 Services Group through a tax-free spin-off transaction in which Engility Holdings, Inc. (“Engility”) would become an independent, publicly-traded company following a distribution of shares of common stock of Engility, par value $0.01 per share (the “Engility Common Stock”), to be made, on a pro rata basis, to the holders of the common stock of L-3, par value $0.01 (the “L-3 Common Stock”) (such restructuring and such distribution, the “Spin-Off”);

WHEREAS, the Spin-Off was consummated on July 17, 2012 (the “Distribution Date”);

WHEREAS, the L-3 Equity Plans provide for adjustments to be made to equity awards granted under such plans in the event of certain transactions affecting L-3 Common Stock and, in connection therewith, the Compensation Committee of the Board previously determined to make certain adjustments to such outstanding equity awards in connection with the Spin-Off, including through utilization of an adjustment ratio (an “L-3 Adjustment Ratio”) equal to the quotient of (i) the closing trading price of a share of L-3 Common Stock on the Distribution Date based on “regular way” trading (the “Pre-Spin-Off Trading Price”), divided by (ii) the opening trading price of a share of L-3 Common Stock on the first trading day after the Distribution Date based on “regular way” trading (the “Post-Spin-Off Trading Price”); and

WHEREAS, the Pre-Spin-Off Trading Price on July 17, 2012 was $72.64 and the Post-Spin-Off Trading Price on July 18, 2012 was $69.60, yielding an L-3 Adjustment Ratio of 1.043678;

NOW, THEREFORE, the Company has caused each of the Participant’s Award Agreements with respect to stock options, restricted stock units and/or performance units outstanding as of the Distribution Date (the “Outstanding Awards”) to be amended as follows:

1. Number of Shares Subject to Outstanding Awards. The number of shares of L-3 Common Stock covered by each Outstanding Award is hereby adjusted to equal the product of (i) the number of shares of L-3 Common Stock subject to such Outstanding Award immediately prior to the Distribution Date and (ii) the L-3 Adjustment Ratio.

2. Option Exercise Price. In the case of Outstanding Awards that are stock options, the per share exercise price for each Outstanding Award is hereby adjusted to equal the quotient of (i) the per share exercise price for such Outstanding Award immediately prior to the Distribution Date and (ii) the L-3 Adjustment Ratio.

3. Performance Goal Adjustments. In the case of Outstanding Awards that are performance units, the applicable performance measures for purposes of the Award Agreements shall be adjusted as determined by the Committee, in accordance with the terms of the applicable Award Agreements and L-3 Equity Plans, to eliminate the effect of the Spin-Off.

4. Continuation of Award Agreements. Except as stated herein, the terms of each Award Agreement and the Outstanding Awards thereunder shall continue in full force and effect.

IN WITNESS WHEREOF, L-3 has duly executed this Amendment as of the date first set forth above.

L-3 COMMUNICATIONS HOLDINGS, INC.

/s/ Steven M. Post
Steven M. Post
Senior Vice President, General Counsel and Corporate Secretary

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